UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 3, 2018

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, Suite 400 Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting

☐ material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2018, JBG SMITH Properties (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Company’s shareholders approved an amendment to the Company’s Articles of Amendment and Restatement of Declaration of Trust (the “Declaration of Trust”) to opt out of Section 3-804(c) of the Maryland General Corporation Law (the “MGCL”), which addresses the procedure by which a vacancy on the Company’s Board of Trustees (the “Board”) may be filled. As a result, the filling of vacancies is now governed by our Bylaws and not our Declaration of Trust. Section 3-804(c) of the MGCL is a provision of the Maryland Unsolicited Takeovers Act (“MUTA”). With the shareholders’ approval of the opt out of Section 3-804(c) and the filing of the Articles of Amendment to the Company’s Declaration of Trust, the Company has now fully opted out of MUTA and is not able to opt into any provision without the approval of the affirmative vote of shareholders holding a majority of the votes entitled to be cast on the matter.   On May 3, 2018, the Company filed Articles of Amendment to the Company’s Declaration of Trust to effect the amendment approved at the Annual Meeting. The foregoing description is qualified in its entirety by reference to the full text of the Articles of Amendment to the Company’s Declaration of Trust, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders (i) elected 4 trustees to the Board to serve until the Company’s 2020 annual meeting of shareholders, (ii) approved, on a non-binding advisory basis, the compensation of the named executive officers, (iii) selected, on a non-binding advisory basis, one year as the frequency of the advisory vote on executive compensation, (iv) ratified the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and (v) approved an amendment to the Company’s Declaration of Trust to opt out of Section 3-804(c) of the MGCL. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 21, 2018. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders elected 4 trustees to the Board to serve until the 2020 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
W. Matthew Kelly	99,802,339	1,742,120	5,539,992
Mitchell N. Schear	95,824,038	5,720,421	5,539,992
Ellen Shuman	100,802,935	741,524	5,539,992
John F. Wood	100,766,450	778,009	5,539,992

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,129,511	5,273,557	141,391	5,539,992

Proposal 3: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to select one year as the frequency with which the Company will hold the advisory vote on executive compensation. The table below sets forth the voting results for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
98,886,663	14,361	2,536,148	107,287	5,539,992

Consistent with the recommendation of the Board and the advisory vote of the shareholders, the Company confirms that it will include a non-binding shareholder advisory vote on executive compensation in the Company’s proxy materials every year, until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2024.

Proposal 4: Ratification of the Appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
106,975,613	96,280	12,558

Proposal 5: Amendment of the Declaration of Trust to Opt Out of Section 3-804(c) of the MGCL

At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Declaration of Trust to opt out of Section 3-804(c) of the MGCL. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,796,316	698,316	49,827	5,539,992

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Chief Legal Officer and Corporate Secretary

May 3, 2018